To the Board of Directors

Tofla Megaline

We hereby consent to the use in the foregoing Registration Statement on Form S-1 our report dated October 22, 2021, and to the reference to our firm under the heading “Experts” in the Registration Statement.

/s/ Mac Accounting Group, LLP

Midvale, Utah

December 29, 2021